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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Atos Origin S.A. for the year ended December 31, 2002, dated September 10, 2003, appearing in the Annual Report on Form 20-F of Koninklijke Philips Electronics N.V. for the year ended December 31, 2004.

Paris and Neuilly-sur-Seine

May 26, 2005

AMYOT EXCO GRANT THORNTON                       Deloitte & Associes

By: /s/  Daniel Kurkdjian                       By: /s/  Jean-Paul Picard
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By: /s/  Vincent Papazian                       By: /s/ Jean-Marc Lumet
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